UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C., 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date Of Report (Date Of Earliest Event Reported):  05/26/2005

BJ Services Company
(Exact Name of Registrant as Specified in its Charter)

Commission File Number:  1-10570

DE	63-0084140
(State or Other Jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification No.)

5500 Northwest Central Drive, Houston, TX 77092
(Address of Principal Executive Offices, Including Zip Code)

713-895-5624
(Registrant’s Telephone Number, Including Area Code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act(17CFR240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act(17CFR240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act(17CFR240.13e-4(c))

Items to be Included in this Report

Item 5.03.    Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On May 26, 2005, the Board of Directors of BJ Services Company (the "Company") approved amendments to the Amended and Restated Bylaws of the Company (the "Bylaws"). Prior to these amendments, the Bylaws provided that stockholders of the Company had until 90 days before the anniversary of the previous year's annual meeting of stockholders to bring items of business before, and nominate candidates for directorships at, the next annual meeting of stockholders. The amendments, which do not require stockholder approval and were effective upon the Board's approval, provide that if the date of an upcoming annual meeting of stockholders is more than 30 days before or after the date of the previous annual meeting of stockholders, then the deadline for such items of business and nominations is the later to occur of (i) the 10th day after the date of the upcoming annual meeting of stockholders is publicly announced and (ii) the 90th day before the upcoming annual meeting of stockholders.

The Board has not yet approved the date of the annual meeting of stockholders for 2006. The Company expects to announce the date of such meeting in a current report on Form 8-K after the Board approves such date.

The Amended and Restated Bylaws of the Company, effective May 26, 2005, are attached hereto as Exhibit 3.(ii).1 and are incorporated herein by reference.

Signature(s)

Pursuant to the Requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the Undersigned hereunto duly authorized.

BJ Services Company

Date: June 02, 2005.	By:	/s/ Margaret Shannon
Margaret Shannon
Vice President - General Counsel and Secretary

Exhibit Index

Exhibit No.	Description
EX-3.(ii).1	Amended & Restated Bylaws